Exhibit 10.5

Summary of Terms of RPSR Grant Modification for James F. Pitts
The Compensation Committee of the Board of Directors approved modifying the terms and conditions of Mr. Pitts’ 2011 and 2012 Restricted Performance Stock Rights (“RPSRs”) grants to provide for the continued vesting of the RPSRs after his retirement from the Company through the remainder of the performance period as set forth in the terms of the respective RPSR grant agreements.
For a description of the terms and conditions applicable to the 2011 and 2012 RPSR grants, see the grant certificates filed as Exhibit 10.2 to the Form 8-K filed February 22, 2011 and Exhibit 10.2 to the
Form 8-K filed February 17, 2012, respectively.